UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2026, VisionWave Holdings Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to provide the Company with a $20,000,000 senior loan (the “Loan”) on the terms and conditions set forth therein.

The Loan is evidenced by a Promissory Note (the “Note”) in the original principal amount of $20,000,000, bearing 0% interest per annum (increasing to 18% upon an Event of Default as defined therein). The Note was issued at an original issue discount of 15%, resulting in gross proceeds to the Company of $17,000,000 (prior to deduction of a $25,000 structuring and due diligence fee), or $16,975,000 net cash received.

The Note matures 12 months from issuance and requires monthly amortization payments of $2,500,000 of principal (plus a 2% Payment Premium on such principal amount) beginning on the 60th day following issuance and continuing on the same day of each successive month thereafter until maturity (each an “Installment Date”). The Company may satisfy any Installment Amount in cash or, at its election, by delivering an Advance Notice under the Company’s existing Standby Equity Purchase Agreement dated July 25, 2025, as amended (the “SEPA”), subject to a 30-day repayment waterfall in favor of the Investor.

The Company has the right to optionally redeem all or any portion of the outstanding principal at any time at 105% of the principal amount redeemed plus accrued and unpaid interest. Upon an uncured Event of Default, the Investor may convert all or any portion of the outstanding principal, accrued interest, and other amounts due into Common Stock at a conversion price equal to 90% of the lowest daily VWAP during the 10 consecutive Trading Days immediately prior to the conversion date, subject to a 4.99% beneficial ownership blocker, and a floor price.

Concurrently with the issuance of the Note, the Company issued to the Investor a warrant (the “Warrant”) to purchase 1,333,333 shares of Common Stock at an exercise price of $9.00 per share, exercisable for a term of five years from issuance.

The obligations under the Note are guaranteed by each subsidiary of the Company pursuant to a Global Guaranty Agreement.

The Letter Agreement contains customary representations, warranties, covenants (including restrictions on variable rate transactions, additional indebtedness without consent, and use of proceeds), and events of default. The Company is not required to register the shares issuable upon conversion of the Note but has agreed to register the shares issuable upon exercise of the Warrant. The Investor has demand registration rights covering all shares of common stock underlying the Note. Upon written demand, the Company must file a resale registration statement within 45 calendar days, use commercially reasonable efforts to cause it to become effective promptly, and address any Rule 415 limitations through pro-rata reductions and successive filings as necessary. In addition, the Company shall, at its sole cost and expense, file with the SEC on or before the date that is 90 calendar days after the closing date file a registration statement on Form S-1 registering the resale of all of the shares of common stock issuable upon exercise of the Warrant (the “Warrant Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Warrant Registration Statement to be declared effective as soon as practicable after the filing thereof.

The foregoing descriptions of the Letter Agreement, Note, Warrant, and Global Guaranty Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 4.1, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On February 26, 2026, the Company entered into the First Amendment (the “Amendment”) to that certain Investment and Share Purchase Agreement, dated as of February 20, 2026 (the “SPA”), by and among the Company (“Buyer”), Matania (Mati) Moskovich (the “Seller”), and, solely for purposes of acknowledgment and certain covenants therein, C.M. Composite Materials Ltd., an Israeli limited liability company (the “CM Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the SPA.

The Amendment adds a new recital to the SPA emphasizing that the sole purpose of the Company entering into the SPA is to facilitate and enable the establishment of a joint venture in India between the CM Company (and/or FBM) and Belrise Industries Limited (or its affiliate) as contemplated by that certain Memorandum of Understanding dated February 16, 2026 (the “Belrise MOU”), and that the execution and performance of definitive agreements with Belrise Industries Limited (the “Belrise JV Agreements”) is a critical and indispensable component of the overall transaction.

The Amendment provides that the Company’s obligation to consummate the purchase of the Purchased Shares and the other transactions contemplated by the SPA is expressly conditioned upon the satisfaction (or waiver by the Company in its sole and absolute discretion) of the following condition precedent (the “Belrise Condition”): (a) the CM Company and FBM Composite Materials Ltd. shall have duly executed and delivered the Belrise JV Agreements substantially in the form and on the terms contemplated by the Belrise MOU; and (b) the Belrise JV Agreements shall be in full force and effect and shall not have been terminated, amended, or modified in any respect materially adverse to the CM Company or the Company without the prior written consent of the Company. The Seller acknowledges that the Belrise Condition is material, and failure to satisfy it entitles the Company to terminate the SPA without liability.

The Amendment amends and restates Section 2.3 of the SPA to provide that the Closing shall take place remotely no later than June 30, 2026 (or such later date as mutually agreed), provided that in no event shall the Closing occur unless and until the Belrise Condition has been satisfied (or waived by the Company).

The Amendment also permits termination by the Company if the Belrise Condition has not been satisfied (or waived by the Company) on or before March 31, 2026 (the “Belrise Long-Stop Date”), provided that the Company may not terminate if it is then in material breach of its obligations under the SPA.

Except as expressly amended by the Amendment, the SPA remains in full force and effect. The Amendment constitutes an amendment to the SPA and is deemed incorporated therein.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On February 25, 2026, the Company issued to the Investor the Warrant. The Warrant was issued was issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, as a transaction not involving a public offering. The Company did not engage in general solicitation or advertising with regard to the issuance of the Warrant, and the Investor represented that it is an accredited investor and acquired the Warrant for investment purposes only and not with a view to or for resale in connection with any distribution thereof in violation of the Securities Act.

The foregoing description of the Warrant is qualified in its entirety by reference to the full text of the Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant to Purchase Common Shares, dated February 26, 2026
10.1	Letter Agreement, dated February 26, 2026, by and between the Company and YA II PN, Ltd.
10.2	Promissory Note, dated February 26, 2026, issued by the Company to YA II PN, Ltd.
10.3	Global Guaranty Agreement, dated February 26, 2026
10.4	First Amendment to Investment and Share Purchase Agreement, dated February 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2026

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Interim Chief Executive Officer